                                                                   Exhibit 10.54
                                                                   -------------
                              CONSULTING AGREEMENT

     AGREEMENT entered into as of January 1, 1999, by and between UNITED INTERNET TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and HARRY SHUSTER ("Consultant").

                              W I T N E S S E T H:
                              - - - - - - - - - --

     WHEREAS, Consultant has been highly valuable in the development of the Company's business, heretofore provided through its parent, United Leisure Corporation, a Delaware corporation ("ULC");

     WHEREAS, the Company deems Consultant's services to be important to the Company's success;

     WHEREAS, the Company desires to assure itself that the experience and skill of Consultant will remain available to the Company and will not compete with the Company;

     WHEREAS, Consultant is prepared to assure the Company of the continuation of his services and of his agreement not to compete with it under certain conditions;

     NOW THEREFORE, on the terms and conditions hereinafter set forth, it is hereby mutually agreed as follows:

     1. The Company agrees to retain Consultant as an independent contractor, and Consultant agrees to so serve, for the term specified in Section 2 hereof, and for the purpose of Consultant providing the Company with the benefit of his advice and counsel concerning the overall operations of the Company. Consultant shall act as the Chairman and Chief Executive Officer of the Company. Consultant shall have general superintendence and direction over all other officers, agents and employees of the Company and shall operate and conduct its business and affairs, all in accordance with the Bylaws and resolutions of the Board of Directors, and, whenever and wherever it is not so expressly limited by such Bylaws and resolutions, in accordance with his own discretion. Consultant shall also hold such other offices with the Company and its subsidiaries to which he shall be appointed from time to time during the term of this Agreement. Consultant agrees that, during the term of this Agreement, he will faithfully render his services hereunder, at such times and to such extent as may be mutually agreed upon by Consultant and the Board of Directors of the Company. Nothing herein contained shall preclude or prohibit Consultant from engaging in activities or employment in connection with any business venture substantially dissimilar to that of the Company (as the same may from time to time change and develop) as a consultant, employee or otherwise provided such other activities and/or employment are not inconsistent with and do not interfere with the performance by the Company of his responsibilities hereunder.

     2. The base term of this Agreement shall be from January 1, 1999 through and until May 31, 2004, and shall be extended at the end of each year of its term for an additional one-year period unless either party gives the other written notice of intention to terminate the Agreement at the end of its then five-year term at least 60 days prior to the end of the completion of the first year of the five-year term then in effect. For example, if no notice of termination is given by either party during the first full year of this Agreement, but is intended by one party that this Agreement terminate at the earliest possible date, written notice of such termination must be given at least 60 days before December 31, 2000 in order that this Agreement terminate on December 31, 2005.

     3. Consultant agrees that he will not at any time in any manner during the term of this Agreement or thereafter, either directly or indirectly, except in the course of carrying out the business of the Company or as previously authorized in writing on behalf of the Company, or otherwise as required by law, disclose or communicate to any person, individual, firm or corporation, any information of any kind concerning any matters affecting or relating to the business of the Company, including, without limitation, any of the customers, prices, sales, manner of operation, plans, trade secrets, processes or other data of the Company or any of its subsidiaries, without regard, to whether any or all of such information would otherwise be deemed confidential or material; provided, however, that in the event of the termination of this Agreement prior to the expiration date, Consultant shall not be prohibited from making such disclosure or communication with respect to non-confidential information.

     4. Effective January 1, 1999 and through and until the termination of this Agreement, the Company shall pay to Consultant, either biweekly or at such other times as the Company and Consultant shall agree, a consulting fee ("Consulting Fee") as may be from time to time determined by the Company's Board of Directors, but at a rate of not less than $60,000 per annum ("Annual Minimum Base Consulting Fee"). The Annual Minimum Base Consulting Fee payable to Consultant shall be increased 10% annually effective January 1 of each year of the term of this Agreement.

     5. In the event of the substantial disability of Consultant prior to the expiration of the term of this Agreement as specified in Section 2, the Company shall have the option either to (i) continue this Agreement of all of its terms and conditions for the balance of the then five-year term specified in
Section 2 hereof, with Consultant being obligated to render his services pursuant to Section 1 hereof only to the extent he deems himself capable of so doing; or (ii) terminate this Agreement and pay to Consultant in equal monthly installments over the period of the succeeding three years, an amount in each such year equal to one-half of Consultant's Base Consulting Fee with respect to the contract year in which his substantial disability occurs ("Disability Benefit"), without offset for any other payments which may be made to Consultant by or on behalf of the Company.

     6.     (a)   In the event Consultant dies during the term of this
Agreement, such shall terminate all obligations of Consultant under this Agreement and the Company shall be obligated only to pay Consultant (through his estate) compensation up to the date of death.

            (b) In the event Consultant violates any of the provisions of this Agreement resulting in material damages or detriment of the Company, the Company may terminate this Agreement and shall be under no obligation to Consultant except to pay him such compensation as he may be entitled to receive at the time of termination.

     7. For all purposes of this Agreement, Consultant shall be deemed to be substantially disabled if, because of illness or other physical or mental incapacity, he is unable to render for six successive months, or for shorter periods aggregating over six months in any 12 successive calendar months, services under this Agreement.

     8. Consultant agrees that during the term of this Agreement, and, unless the Company shall have breached this Agreement, for a period of two years thereafter, he will not engage or participate directly or indirectly, either as principal, agent, employee, employer, consultant, stockholder, director, co-partner, or any other individual or representative capacity whatever, in the conduct or management of, or own any stock or other proprietary interest in, any business which at the time directly competes with the business of the Company or any then subsidiary of the Company unless he shall have obtained the prior written consent thereof of the Company, except that Consultant shall be free without such consent to make reasonable investments in any such publicly-owned company so long as he does not come to be a controlling party in such company and so long as such investments are not significant in amount in relation to other assets of Consultant.

     9. Nothing in this Agreement shall be construed as limiting or restricting any benefit to Consultant, his legal representative or beneficiaries under any pension, profit sharing, or similar retirement plan of the Company or under any group life or group health or accident or other similar plan of the Company for the benefit of its employees or independent contractors generally or a group of them, now or hereafter in existence (Consultant being entitled, except as hereinafter provided, to participate therein to the extent any such plan is made available generally to or for independent contractors of the Company), nor shall any payment made in accordance with this

Agreement be deemed to constitute payment to Consultant, his legal representatives or beneficiaries in lieu of or in reduction of any benefit under such plan. In the event of the termination of this Agreement at any time after the date hereof, Consultant shall be entitled to continue to participate for the period commencing on the date of such termination and ending two years after the expiration of the term of this Agreement or any renewal thereof, in any group life, group health, group accident plan or similar plan maintained at such time by the Company for the benefit of its employees or independent contractors ("Welfare Plans"), to the extent that the terms of such Welfare Plan or Plans permit continued participation by former independent contractors of the Company of Consultant's then age.

     10. The Company shall reimburse Consultant against vouchers covering the same for all reasonable, ordinary and necessary expenses incurred by him in the rendering of his services under this Agreement. [In connection therewith the Company shall provide Consultant with an automobile and reimburse him therefor. If Consultant provides his own automobile, as is presently the case, the Company shall pay to Consultant an allowance of $300 per month in lieu of the Company's obligation to provide the automobile in terms hereof.]

     11. Notice to Consultant shall be deemed to have been given if and when delivered to him in person or if and when mailed by registered or certified mail to Consultant at the address of his residence as shown in the first paragraph hereof or at such other address as Consultant instead may from time to time designate in writing by notice to the Company in the same manner as herein set forth. Notice to the Company shall be deemed to have been given if and when delivered in person, or, if and when mailed by registered or certified mail, to the Secretary of the Company at the principal office of the Company.

     12. This Agreement shall be binding on the Company and any successor company into or with which the Company may be merged or consolidated or to which the Company may sell, transfer or distribute by way of liquidation or otherwise all or substantially all of its assets.

     13. In case any one or more of the provisions of this Agreement should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     14. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              UNITED INTERNET TECHNOLOGIES, INC.


                              By: /s/ Brian Shuster
                                  ------------------------------------
                                  Brian Shuster
                              Title: President


                               /s/ Harry Shuster
                              ----------------------------------------
                               HARRY SHUSTER